Exhibit 99.1

August 13, 2020

TransEnterix Announces Appointment of Shameze Rampertab as Chief Financial Officer

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)-- TransEnterix, Inc. (NYSE American: TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced that Shameze Rampertab has been appointed as the Company’s Executive Vice President and Chief Financial Officer, effective August 24, 2020.

“We are delighted to welcome Shameze to our team during this important time in TransEnterix’s journey,” said Anthony Fernando, TransEnterix President and Chief Executive Officer. “His extensive experience at implementing financial strategies and sourcing equity and debt financing options will be invaluable as we continue towards our goals for 2020 and beyond. I am confident Shameze will make an immediate positive impact on the organization and help lead TransEnterix through its next phase of growth.”

Mr. Rampertab brings over 20 years of financial leadership experience in the healthcare sector to the Company. In addition to significant experience in corporate leadership roles, his background also includes time spent as an investment banker and sell-side equity research analyst. Most recently, Mr. Rampertab served as interim Chief Executive Officer (December 2019 to June 2020), Chief Financial Officer (March 2016 to August 2020), and Corporate Secretary and a director (April 2016 to August 2020) at Zomedica Pharmaceuticals Corp., an animal health company. Before joining Zomedica, he served as CFO and Secretary (October 2014 to November 2015) at Profound Medical Corp., a thermal ablation medical device company. Prior to that, he was CFO and Vice President of Finance (October 2010 to October 2014) for Intellipharmaceutics International Inc., a NASDAQ and TSX listed specialty pharmaceutical company. He received his Chartered Professional Accountant (CPA) and Chartered Accountant (CA) designations from the Chartered Professional Accountants of Canada, and earned his MBA from McMaster University and Bachelor of Science in molecular genetics and molecular biology from the University of Toronto.

Mr. Rampertab added, “I am thrilled to join TransEnterix, a company I have long admired for its innovative robotic solutions to enable digital laparoscopy. I look forward to working with Anthony and the entire team to deliver commercial adoption and drive long-term growth.”

About TransEnterix

At TransEnterix, Inc., we are digitizing the interface between the surgeon and the patient to improve minimally invasive surgery (MIS) through a new category of care called Digital Laparoscopy. Digitizing the interface enables the use of advanced capabilities like augmented intelligence, connectivity and robotics in laparoscopy, and allows us to address the current clinical, cognitive and economic shortcomings in surgery. The system features the first machine vision system for use in robotic surgery which is powered by the new intelligent Surgical Unit (ISU) that enables augmented intelligence in surgery.The Senhance® Surgical System brings the benefits of Digital Laparoscopy to patients around the world while staying true to the principles of value-based healthcare. Learn more about Digital Laparoscopy with the Senhance Surgical System here: https://Senhance.com/. Now available for sale in the US, the EU, Japan, and select other countries. For a complete list of indications for use, please visit https://www.transenterix.com/indications-for-use/.

Forward-Looking Statements

This press release includes statements regarding the appointment of Shameze Rampertab as the Company’s Executive Vice President and Chief Financial Officer. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether Mr. Rampertab’s extensive experience will be invaluable as TransEnterix continues towards its 2020 goals and beyond; whether Mr. Rampertab can help lead TransEnterix through its next phase of growth and whether Mr. Rampertab, working with Anthony Fernando and the entire TransEnterix team, can deliver commercial adoption and drive long-term growth. For a discussion of the risks and uncertainties associated with TransEnterix and its business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Mark Klausner, +1 443-213-0501

invest@transenterix.com

or

Media Contact:

Terri Clevenger, +1 203-682-8297

terri.clevenger@icrinc.com